UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2010

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On May 17, 2010, Lydall, Inc. (“Lydall” or the “Company”) consummated a confidential settlement agreement (“Agreement”), that resolved all outstanding claims between the Company and a former employee who had filed suits against Lydall alleging breach of his employment and stock option agreements in Connecticut Superior Court and a right to indemnification and advancement of fees and expenses in Delaware Chancery Court. The Agreement contains mutual general releases of all claims between the parties. The Company had previously disclosed these claims in its periodic filings with the Securities and Exchange Commission. The financial impact to resolve these matters on the Company’s results of operations in the quarter ending June 30, 2010 is not expected to be material.

Cautionary Statements

This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. In general, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements within the meaning of Section 21E. Investors should be aware that such forward-looking statements are intended to provide management’s current expectations for the future operating and financial performance of the Company based on assumptions believed to be valid at the time. Forward looking information contained in this report includes the statement with respect to the expected financial impact to resolve the matters described above on Lydall’s results of operations in the quarter ending June 30, 2010. The financial impact for the Company is subject to uncertainties and contingencies, some of which may be beyond the control of the Company. The amount of the actual expense taken by the Company in connection with the matters described above could differ materially from the amount expressed or implied in the forward-looking statement contained in this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

May 18, 2010	By:	/S/ JAMES V. LAUGHLAN
James V. Laughlan Chief Accounting Officer and Controller